Exhibit 99.1

Nogin Announces Jonathan Huberman as Chairman and Chief Executive Officer

TUSTIN, California – January 27, 2023 – Nogin (“Nogin” or the “Company”), a leading provider of innovative Commerce-as-a-Service (CaaS) ecommerce technology, today announced that, following discussions regarding plans for management succession, the Company’s Board of Directors (the “Board”) has appointed current President and co-Chief Executive Officer Jonathan Huberman as President, Chief Executive Officer and Chairman of the Board. In connection with Mr. Huberman’s appointments, Co-Founder, former Chairman, and co-Chief Executive Officer Jan Nugent has decided to depart the Company, effective today.

Huberman brings a wealth of knowledge in public company operations and building scalable business models, having specialized in leading growth in the enterprise software markets for over 25 years. He joined Nogin’s executive team in August of 2022 after serving as Chairman and CEO of Software Acquisition Group Inc. III, a special purpose acquisition company. Huberman previously served as CEO of several leading software companies, including Ooyala, a provider of media workflow automation and logistics solutions, Syncplicity, a SaaS enterprise data management company, Tiburon, an enterprise software for the public safety sector, and Iomega Corporation, a consumer and distributed enterprise storage solution. He also has held senior roles within the technology verticals of Gores Group and Skyview Capital.

Nugent co-founded Nogin in 2010 along with current Chief Technologist Geoffrey Van Haeren and has served as CEO since its founding. Under Nugent’s leadership, Nogin developed the Intelligent Commerce Platform, supported millions of transactions and customers for brands across industries, and built Nogin’s business to drive over $100 million in revenue in 2021, culminating in the Company’s business combination with Software Acquisition Group Inc. III in August 2022.

“Jan’s guidance and leadership over the past 12 years have been essential in taking Nogin from a bootstrapped startup to an established enterprise serving leading brands all over the world,” said Huberman. “As we look to further grow Nogin’s leadership in the Commerce-as-a-Service industry, the timing is right to take the next step in our corporate evolution.”

“Nogin revolutionizes the way brands approach ecommerce.” said Huberman. “Our mission is to help brands accelerate growth and streamline operations using our on-demand suite of enterprise-level technology and services. We believe this is a massive addressable market for us and we are committed to scaling our operations. I am thankful for my partnership with Jan throughout our time as co-CEOs, and I look forward to expanding my role in shaping the future development of Nogin’s business as we accelerate our growth strategy in the coming quarters.”

For additional details, please reference the Form 8-K filed with the U.S. Securities and Exchange Commission on January 27, 2023, which can also be found in the Investor Relations section of the Company’s website.

About Nogin

Nogin (Nasdaq: NOGN, NOGNW), the Intelligent Commerce company, provides the world’s leading enterprise-class ecommerce technology platform for brand leaders that need to deliver superior growth with predictable costs and an exceptional online experience. The Nogin Commerce Platform is a cloud-based ecommerce environment purpose-built for brands selling direct-to-consumer (D2C) and through online channel partners. Nogin frees its customers to focus on their brands while running as much or as little of the infrastructure as they choose. Founded in 2010, Nogin optimizes the entire ecommerce lifecycle for D2C brands, such as bebe, Brookstone, Hurley, and Kenneth Cole, achieving average growth of more than 40% in annual gross merchandise value (GMV) in the first year. To learn more, visit www.nogin.com or follow us on LinkedIn and on Twitter at @Nogincommerce.

Cautionary Statements Concerning Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the development and adoption of the Company’s platform and cost-reduction measures. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s market, performance and operations, and the related benefits to stockholders; and the Company’s strategy. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the Company’s ability to implement business plans and changes and developments in the industry in which the Company competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2022 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

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Contacts:

Media Contact:

BOCA Communications for Nogin

nogin@bocacommunications.com

Nogin Investor Relations Contact:

Cody Slach and Tom Colton

Gateway Investor Relations

949-574-3860

nogin@gatewayir.com